UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2024

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41956 (Commission File Number)	92-2303797 (I.R.S. Employer Identification No.)

4030 Henderson Blvd., Suite 712 Tampa, FL (Address of principal executive offices)	33629 (Zip Code)

(727) 446-6660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 15, 2024, the audit committee of the board of directors of AtlasClear Holdings, Inc. (the “Company”) approved the appointment of Haynie & Company (“Haynie”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of Quantum FinTech Acquisition Corporation (“Quantum”) for the year ended December 31, 2023 and the Company’s consolidated financial statements for the year ended December 31, 2024. Haynie served as the independent registered public accounting firm of Wilson-Davis & Co. (“Wilson-Davis”) prior to the business combination (the “Business Combination”) among Quantum, AtlasClear, Inc. (“AtlasClear”) and the other parties to that certain business combination agreement dated November 16, 2022, as amended, in connection with which AtlasClear completed its acquisition of Wilson-Davis. Accordingly, Marcum LLP (“Marcum”), Quantum’s independent registered public accounting firm prior to the Business Combination, was informed on February 15, 2024, that it will be dismissed as the Company’s independent registered public accounting firm, effective February 15, 2024.

The report of Marcum on Quantum’s balance sheet as of December 31, 2022 and December 31, 2021 and the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding the substantial doubt about Quantum’s ability to continue as a going concern.

During the period from October 1, 2020 (inception) through December 31, 2022 and the subsequent interim periods through the date of Marcum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between Quantum and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Quantum’s financial statements for such periods.

During the periods from October 1, 2020 (inception) through December 31, 2022 and the subsequent interim periods through the date of Marcum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for each quarter beginning with the quarter ended March 31, 2022 through the quarter ended September 30, 2023 and for the year ended December 31, 2022, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and the Chief Financial Officer of Quantum concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective. Based on the foregoing, it was determined that Quantum had material weaknesses as of the foregoing periods relating to its internal controls over financial reporting. Reference is made to the disclosure in the final prospectus filed in connection with the Business Combination, in the section entitled “Risk Factors-Risks Risks Relating to Quantum, the Business Combination and the Integration of Quantum’s and the Target Companies’ Businesses - “Quantum has identified material weaknesses in its internal control over financial reporting. If Quantum is unable to develop and maintain an effective system of internal control over financial reporting, Quantum may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in Quantum and materially and adversely affect Quantum’s business and operating results” on pages 75-76 thereof, which is incorporated by reference herein.

During the period from October 1, 2020 (inception) through December 31, 2022 and the subsequent interim periods through the date of Marcum’s dismissal, Quantum did not consult with Haynie regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Quantum, and no written report or oral advice was provided to the Company by Haynie that Haynie concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated February 22, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.       Description

16.1	Letter from Marcum LLP to Securities and Exchange Commission dated February 22, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: February 22, 2024	/s/ Robert McBey
Name: Robert McBey
Title: Chief Executive Officer